Exhibit 10.6 - Settlement Agreement

Agreement ("Agreement"), dated as of January 18, 2004, among Gary D. Morgan , an individual residing at 6535F Parkview Drive, Boca Raton Florida ("GDM") and World Information Technology Inc., a Nevada corporation with offices at 2300 West Sahara, Suite 500, Las Vegas, NV 89102 ("WRLT").

                                    RECITALS

A. WRLT filed with the Securities and Exchange Commission in August 2003, as an exhibit to a filing, an employment agreement ("Employment Agreement"), dated as of July 24, 2003, between WRLT and GDM.

B. WRLT and GDM desire to resolve disputes which they have in accordance with the terms and conditions herein below set forth.


         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration which the parties acknowledged has been received, it is agreed as follows:

1. The Employment Agreement is terminated and is null and void, inclusive of all warrants thereunder, effective immediately, except the Indemnity Agreement (attached as Exhibit C thereto) shall remain in full force and effect. It is specifically further understood that all rights to compensation and benefits in Paragraph 4 of the Employment Agreement are terminated and GDM releases any rights or claims thereto including, but not limited to (a) the annual base salary in subparagraph (i); (b) the signing bonus in subparagraph (ii); (c) the participation in bonus programs in subparagraph (iii); (d) the EBITDA bonus, the initial market cap bonus, the listing bonus and the financing bonus in subparagraph (d); (e) the benefits in subparagraph (e); (f) the stock options and business expenses in subparagraph (f); (g) the variable life insurance policy of $10 million in subparagraph (g); (h) the office and support staff in subparagraph (h); (i) the vacation in subparagraph (i); (j) the insurance in subparagraph (j); and (k) the special enterprise award in subparagraph (k).

2. Effective immediately, GDM voluntarily resigns as Chairman, Chief Executive Officer, a Director of WRLT and each other position he has with WRLT or any of its subsidiary entities or affiliates of any of them..

3. WRLT will issue to GDM a promissory note, in the form attached hereto as Exhibit A and made a part hereof, for the principal sum of $370,500, due April 30, 2004 with interest at the rate of 4% per annum and subject to voidance of such note in accordance with its terms.













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

4. WRLT issued to Vantage Consulting Group LLC, an entity in which GDM is a related party, in June, 2003 (prior to the date of the Employment Agreement) a Warrant for 1 million shares of common stock of WRLT at an exercise price of $0.25 per share (both the number of shares and exercise price having been adjusted for the 2 for 1 stock split in August, 2003). Vantage has notified WRLT it will exercise the same concurrently herewith and, pursuant to the provisions of the Warrant shall use the cashless exercise rights and therefore will be issued a certificate for 942,792 shares of WRLT (calculated based upon a WRLT stock price of $4.37 per share). Such certificate will have endorsed thereon the restrictive legends set forth in the Warrant which is attached hereto as Exhibit B and made a part hereof. It is understood that the Warrant has been modified (from the Warrant of June, 2003) solely to eliminate any reference to any employment arrangement with GDM.

5. All warrants, convertible notes issued or contemplated to be issued by WRLT to GDM or any of his affiliates under the employment agreement or otherwise, except the Warrant referred to in Paragraph 4 of this Agreement are cancelled and it is acknowledged that GDM has no rights or claims thereto and GDM covenants that he has not assigned or transferred any of them to any person or party.

6. WRLT will issue a stock certificate to GDM, on the date this Agreement is executed and exchanged for 1 million shares of common stock of WRLT. Such shares will be delivered to a reputable licensed in New York State attorney whose regular office is maintained in New York County to be held in escrow (the costs of which are to be paid for by GDM) in accordance with a signed escrow agreement (in form not inconsistent with those signed by nationally recognized law firms when acting as escrow agents) delivered to WRLT concurrently with delivery of the stock certificate until the earlier of June 30, 2004 or the receipt by WRLT of the Financing defined in the promissory note attached as Exhibit A hereto. Such stock certificate will have endorsed thereon the same restrictive legends as set forth in Exhibit B.

7. GDM covenants to WRLT that (i) he has paid, on behalf of WRLT expenses and costs in the ordinary costs of business in the amount in excess of $500,000;and
(ii) except for the shares and  warrants he will receive  under this  Agreement, the only shares or warrants of WRLT of WRLT owned by GDM or his direct or indirect affiliates, are 95,000 shares . In consideration of GDM's release of WRLT of any obligation to repay to him such advances, WRLT will issue to GDM a Warrant, substantially in the form attached hereto as Exhibit C and made a part hereof. Such warrant shall be for 500,000 shares of common stock of WRLT, be for a term of five years, will not have a cashless exercise feature, will have an exercise price of $4.00 per share and may not be exercised prior to September 1, 2004. Shares issued thereunder will have the restrictive legends and registration rights set forth in Exhibit C.

8. WRLT is not issuing to GDM a release of any kind to GDM for any of his acts or omissions.







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

9. GDM will, without further consideration, cooperate with, and provide information to, the management and Board of Directors of WRL and their respective designees and representatives in the transition for new management of WRLT, in respect to understanding transactions with occurred prior to the date hereof and will any threatened claims or actions or proceedings of any kind which arise hereafter relating to acts or omissions prior hereto of WRLT of any of its officers or Directors. The parties will mutually arrange their schedules in connection with such matters.

10. Any notice required or permitted hereunder shall be in writing an delivered to the respective parties in person or addressed to them, by certified mail return receipt requested at their respective addresses set forth at the outset of this Agreement and in the case of WRLT to the Attention of its Chief Executive Officer or to such other address as either party notifies the other in writing. Copies shall be sent to the respective counsel of the parties as set forth on Exhibit D attached hereto and madder a part hereof.

11. This Agreement and the Exhibits hereto, shall constitute the entire understanding of the parties with respect to the subject matter and supercedes all prior or written understandings.

12. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, legal representatives and heirs; however, neither this Agreement nor rights or obligations of GDM or, except as part of a merger, consolidation of reorganization, nor WRLT hereunder may be assigned.

13. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law principles. Any dispute with respect to the interpretation of this Agreement or the exhibits hereto shall be exclusive brought in a proceeding in the United States District Court for the Southern district of New York, or if such court lacks subject matter jurisdiction in the Supreme Court of the State of New, York, County of New York. Each of the parties waives the right to contest the jurisdiction or venue of either such Court to claim they are inconvenient forums.

14. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

15. WRLT warrants to GDM that this Agreement and each of the exhibits attached hereto have been approved by its Board of Directors and have been authorized to be signed and delivered (together with such other instruments and documents) and for designated officers to execute such other and further instruments and documents and to take such other actions, including, but not limited to, advising the transfer agent of the WRLT of the certificate to be issued as may be deemed necessary or advisable to effect the transactions contemplated by the this Agreement or the exhibits thereto.











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

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                      _______________________________
                                      Gary D. Morgan

                                       World Information Technology, Inc.

                                      By:____________________________





























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

THIS NOTE MAY NOT BE TRANSFERRED, SOLD, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

                                      NOTE
                                      ----

$370,500.00                                                     New York, NY
                                                                January 26, 2004

         FOR VALUE RECEIVED, World Information Technology, Inc., a Nevada corporation, having its principal place of business at 2300 West Sahara Suite 500C, Las Vegas, NV. 89102 (the "Borrower") IRREVOCABLY AND UNCONDITIONALLY PROMISES to pay to Gary D. Morgan ("Lender") on the Repayment Date (as defined below) 6535 F Park View Drive, Boca Raton, Florida 33433 (the "Office"), or such other place, as may be designated by the Lender in a written notice given to the Borrower, in lawful money of the United Sates of America, the principal sum of Three hundred seventy thousand five hundred United States dollars ($370,500.00), the "Principal Amount"). Subject to the further provisions of this Note, the Repayment Date shall occur on April 30, 2004 (the "Repayment date").

         The Principal Amount, plus accrued interest, shall be due prior to April 30, 2004 if the Borrower receives US$10,000,000 or more in equity financing ("Financing") prior to such date. It is specifically understood and acknowledged that if the Financing is not received by April 30, 2004 then this Note and all obligations hereunder are null and void and the Borrower has no obligations of any kind hereunder to the Lender.

         The Borrower shall pay interest in respect of the unpaid principal amount of the Loan from the date hereof on the Repayment Date (whether by acceleration or otherwise) at a rate per annum which shall be equal to four percent (4%), the "Interest Rate". If all or part of the Principal Amount or interest thereof is not paid when due, thereafter the Borrower shall pay interest in respect of the unpaid Principal Amount and interest thereof at a rate per annum equal to 5% in excess of the Interest Rate but not in excess of usury laws.

         The Principal Amount and interest under this Note may be prepaid by Borrower, in whole or in part, without the express written consent of the Lender and without any penalty or charges whatsoever.

         The Borrower shall pay on demand all losses, costs and expenses, if any (including collection, enforcement and reasonable counsel fees and expenses), in connection with the enforcement of this Note.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note; however it shall be given 5 business days prior written notice of default hereunder and the opportunity to cure the same. A business day is any day other than a Saturday, Sunday or day on which commercial banks in the State of New York or the United States capital markets are closed.











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

         No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         All notices, requests and other communications under this Note must be in writing and delivered personally against written receipt, by facsimile transmission with answer back confirmation or mailed by prepaid first class certified mail (air mail, if faster delivery), return receipt requested, or mailed by overnight (or in the case of notices being sent or delivered outside the United States, second day) courier prepaid (i) if to Lender, at the Office, described in the first paragraph of this Note (fax number 561.394.8475) and (ii) if to Borrower, at its address World Information Technology, Inc., Attention:
Chief Executive Officer and Chief Financial Officer,2300 West Sahara Avenue, Suite 500C, Las Vegas NV 89102).

         This Note shall be governed by and construed in accordance with the internal laws of the State of New York, United States of America, without regard to conflict of law principles.

         Any proceedings with respect to the interpretation of this Note or the rights and obligations of the undersigned shall be exclusively brought in the United States District Court for the Southern District of New York or, if such court lacks subject matter jurisdiction, in the Supreme Court of the State of New York, County of New York, and the Lender and the Borrower each waives the right to object to the jurisdiction or venue of either such Court or to claim it is an inconvenient forum.

         ALL PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO A LITIGATION BASED HEREUNDER OR ARISING OUT OF OR IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, EITHER THE ISSUER OR LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO EXTEND THE CREDIT EVIDENCE BY THIS PROMISSORY NOTE TO THE BORROWER.








                                   World Information Technology, Inc.


                                    By:___________________________









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